       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2001


                                                      REGISTRATION NO. 333-37750
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 POST EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                               WORLD ACCESS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                 3669                           58-2398004
(State or other jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)         Classification Code Number)            Identification No.)

                             945 E. PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 BRYAN D. YOKLEY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               WORLD ACCESS, INC.
                             945 E. PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:
                          LEONARD A. SILVERSTEIN, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                            5300 ONE PEACHTREE CENTER
                              303 PEACHTREE STREET
                           ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4000

                                 ---------------

                               WORLD ACCESS, INC.

                                 DEREGISTRATION

         The registration statement (Reg. No. 333-37750), as amended to the date hereof, registered 52,743,849 shares of common stock, $0.01 par value per share, of World Access, Inc. World Access filed the registration statement in connection with its planned acquisitions of STAR Telecommunications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications. Pursuant to the terms of the Agreement and Plan of Merger dated as of February 11, 2000, as amended on May 23, 2000, August 1, 2000 and October 23, 2000, by and between World Access and WorldxChange, World Access issued an aggregate of 29,862,437 shares of common stock to the former stockholders of WorldxChange and has completed the WorldxChange merger. The Agreement and Plan of Merger dated as of February 11, 2000, as amended on June 7, 2000 and October 6, 2000, by and between World Access and STAR has been terminated and the shares of common stock registered in connection with the STAR merger will not be issued. Therefore, in accordance with Item 22 in Part II of the registration statement relating to the undertakings of World Access, this Post Effective Amendment No. 1 is being filed by World Access to deregister an aggregate of 22,881,412 shares of World Access common stock originally covered by the registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 22, 2001.


                                     WORLD ACCESS, INC.


                                     By:  /s/ John D. Phillips
                                          -------------------------------------
                                          John D. Phillips
                                          Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of January 22, 2001.


              SIGNATURES                               TITLE
              ----------                               -----

        /s/ John D. Phillips              Chairman and Chief Executive Officer
-------------------------------------      (Principal Executive Officer)
            John D. Phillips

        /s/ Bryan D. Yokley               Executive Vice President and Chief Financial
-------------------------------------       Officer (Principal Financial Officer)
           Bryan D. Yokley

      /s/ Henry C. Lyon                   Vice President and Corporate Controller
-------------------------------------       (Principal Accounting Officer)
          Henry C. Lyon

                *                         Director
-------------------------------------
        Walter J. Burmeister

                *                         Director
-------------------------------------
          Kirby Campbell

                *                         Director
-------------------------------------
          Bryan Cipoletti

                *                         Director
-------------------------------------
       Stephen J. Clearman

                *                         Director
-------------------------------------
       John P. Imlay, Jr.

                *                         Director
--------------------------------------
      Massimo Prelz Oltramonti

                *                         Director
--------------------------------------
          John P. Rigas

                *                         Director
--------------------------------------
          Carl E. Sanders

                *                        Director
--------------------------------------
          Dru A. Sedwick

                *                        Director
--------------------------------------
       Lawrence C. Tucker


*By:       /s/ Bryan D. Yokley
    ----------------------------------
            Bryan D. Yokley
           Attorney-in-fact

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